CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AGREEMENT is entered into as of ______, 2008 by and between Southern Union Company, a Delaware corporation (the “COMPANY”), and ____________ (“EXECUTIVE”).

W I T N E S S E T H

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

WHEREAS, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may arise and that such possibility may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Compensation Committee of the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure Executive’s continued services and to ensure Executive’s continued dedication to his duties in the event of any threat or occurrence of a Change in Control (as defined in Section 1) of the Company; and

WHEREAS, the Compensation Committee of the Board has authorized the Company to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

1. Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a) “BASE SALARY” means the Executive’s highest annual rate of base salary during the 36-month period immediately prior to the Date of Termination.

(b) “BOARD” means the Board of Directors of the Company and, after a Change in Control, the “board of directors” of the Parent Corporation or Surviving Corporation, as the case may be, as defined for purposes of Section 1(e).

(c) “BONUS AMOUNT” means the higher of (i) Executive’s target annual bonus for the year in which the Date of Termination occurs or (ii) the average annual bonus paid to the Executive by the Company (or its affiliates) pursuant to the annual bonus plan that the Company (or its affiliates) may have in place from time to time, including any portion of the annual bonus deferred into a deferred compensation plan, during the last three (3) completed fiscal years of the Company (or such shorter period of time during which the Executive was employed by the Company) immediately preceding the Date of Termination (annualized in the event that the Executive was not employed by the Company (or its affiliates) for the whole of any such fiscal year).

(d) “CAUSE” means (i) the willful and continued failure of the Executive to perform substantially his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure subsequent to the Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to the Executive by or on behalf of the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates or (iii) the conviction of a felony by the Executive.  For purposes of this paragraph (d), no act or failure to act by the Executive shall be considered “willful” unless done or omitted to be done by the Executive in bad faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company or its affiliates.  Any act, or failure to act, in accordance with authority duly given by the Board, based upon the advice of counsel for the Company (including counsel employed by the Company) shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.  Cause shall not exist unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by three-quarters of the entire Board (excluding the Executive from both the numerator and denominator if the Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board), that an event set forth in clause (i), (ii) or (iii) has occurred and specifying the particulars thereof in detail.  If the Company does not deliver to the Executive a Notice of Termination (as defined in Section 9(b)) within ninety (90) days after the Chairman of the Board (or, if the Executive is the Chairman, the head of the Compensation Committee) has knowledge that an event constituting Cause has occurred, the event will no longer constitute Cause.

(e) “CHANGE IN CONTROL” means the occurrence of any one of the following events:

(i) individuals who, on the effective date of the Agreement, constitute the Board (the “INCUMBENT DIRECTORS”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote generally in the election of directors (the “COMPANY VOTING SECURITIES”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by the Executive or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive) or (F) by George L. Lindemann, his spouse, descendants and trusts for their benefit and any person that is and remains a controlled affiliate of George L. Lindemann or his spouse (individually and collectively, the “LINDEMANN FAMILY”);

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization, sale of all or substantially all the Company’s assets or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “BUSINESS COMBINATION”), unless immediately following such Business Combination:  (A) over 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “SURVIVING CORPORATION”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “PARENT CORPORATION”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or the Lindemann Family), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “NON-QUALIFYING TRANSACTION” and any Business Combination which does not satisfy all of the criteria specified in (A), (B) and (C) shall be deemed a “QUALIFYING TRANSACTION”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company or its affiliates which reduces the number of Company Voting Securities outstanding; provided, that if after the consummation of such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.  For purposes of this Change in Control definition, “corporation” shall include any limited liability company, partnership, association, business trust and similar organization, “board of directors” shall refer to the ultimate governing body of such organization and “director” shall refer to any member of such governing body.

(f) “DATE OF TERMINATION” means (i) the effective date on which the Executive’s employment by the Company terminates as specified in a prior written notice by the Company or the Executive, as the case may be, to the other, delivered pursuant to Section 9 or (ii) if the Executive’s employment by the Company terminates by reason of death, the date of death of the Executive.

(g) “DISABILITY” shall mean long-term disability under the terms of Company’s long-term disability plan, as then in effect.

(h) “EQUITY INCENTIVE COMPENSATION” means all equity-based compensation awards (including stock options, restricted stock, stock appreciation rights and cash restricted units) granted under the Company’s stock and incentive plans, as in effect from time to time.

(i) “GOOD REASON” means the occurrence of one or more of the following circumstances, without the Executive’s express written consent, and which circumstance(s) are not remedied by the Company within thirty (30) days of receipt of a written notice from the Executive describing in reasonable detail the Good Reason event that has occurred (which notice must be provided within ninety (90) days of the Executive’s obtaining knowledge of the event), provided that the Executive must terminate employment within the two (2) years following the Executive’s obtaining knowledge of the event:

(i) any material change in the duties, responsibilities or authority (including reporting responsibilities) of the Executive that is inconsistent in any material and adverse respect with the Executive’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities);

(ii) any material and adverse change in the Executive’s titles or offices (including, if applicable, membership on the Board) with the Company as in effect immediately prior to such Change in Control;

(iii) a more than 10% reduction by the Company in the Executive’s rate of annual base salary as in effect immediately prior to such Change in Control;

(iv) a more than 10% reduction by the Company in the Executive’s annual bonus opportunity as in effect immediately prior to such Change in Control (including any material and adverse change in the formula for such bonus);

(v) any requirement of the Company that the Executive (A) be based anywhere more than fifty (50) miles from the office where the Executive is located at the time of the Change in Control or (B) travel on Company business to an extent substantially greater than the travel obligations of the Executive immediately prior to such Change in Control; or

(vi) the failure of the Company to obtain the assumption of the Company’s obligations hereunder from any successor as contemplated in Section 8(b).

The Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacities due to mental or physical illness and the Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason.

(j) “QUALIFYING TERMINATION” means a termination of the Executive’s employment (i) by the Company other than for Cause or (ii) by the Executive for Good Reason.  Termination of the Executive’s employment on account of death or Disability shall not be treated as a Qualifying Termination.  Notwithstanding the preceding sentence, the death of the Executive after notice of termination for Good Reason or without Cause has been validly provided shall be deemed to be a Qualifying Termination.

(k) “SUBSIDIARY” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors (or members of any similar governing body) or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets or liquidation or dissolution.

(l) “TERMINATION PERIOD” means the period of time beginning with a Change in Control and ending two (2) years following such Change in Control.  Notwithstanding anything in this Agreement to the contrary, if (i) the Executive’s employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control; (ii) the Executive reasonably demonstrates that such termination (or Good Reason event) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control; and (iii) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur within twelve (12) months from the date of such termination, then for purposes of this Agreement, the date immediately prior to the date of such termination of employment or event constituting Good Reason shall be treated as a Change in Control.  For purposes of determining the timing of payments and benefits to the Executive under Section 3, the date of the actual Change in Control shall be treated as the Date of Termination under Section 1(f), and for purposes of determining the amount of payments and benefits owed to the Executive under Section 3, the date the Executive’s employment is actually terminated shall be treated as the Date of Termination under Section 1(f).

2. Term of Agreement.  This Agreement shall be effective on the date hereof and shall continue in effect until the Company shall have given three (3) years’ written notice of cancellation; provided, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of two (2) years after a Change in Control, if such Change in Control shall have occurred during the term of this Agreement.  Notwithstanding anything in this Section to the contrary, this Agreement shall terminate if Executive or the Company terminates Executive’s employment prior to a Change in Control except as provided in Section 1(l).

3.   Payments Upon Termination of Employment.  If during the Termination Period the employment of the Executive is terminated pursuant to a Qualifying Termination, then the Company shall provide to the Executive:

(a) a lump-sum cash payment equal to the result of multiplying (i) the sum of (A) the Executive’s Base Salary, plus (B) the Executive’s Bonus Amount by (ii) [one (1)] [one and a half (1.5)];

(b) a lump-sum cash payment equal to the Executive’s base salary through the Date of Termination and any bonus amounts for completed fiscal years, to the extent not theretofore paid or deferred;

(c) a lump-sum cash payment equal to the Executive’s target annual bonus for the fiscal year in which the Date of Termination occurs, multiplied by a fraction the numerator of which shall be the number of days the Executive was employed by the Company during the fiscal year in which the Date of Termination occurred and the denominator of which is 365;

(d) a lump-sum cash payment equal to the after-tax value (based on the highest Federal and State tax rates) of the Company-provided annual health care for the Executive and/or the Executive’s family at the Date of Termination, multiplied by [one (1)] [one and a half (1.5)];

(e) for a period of one (1) year following the Date of Termination, the Company shall make outplacement services available to the Executive in accordance with its outplacement policy in effect immediately before the Change in Control (or if no such policy is in effect, the Executive may choose a provider of outplacement services, provided that the total cost of such outplacement services for the Executive shall not exceed $20,000);

(f) to the extent not theretofore paid or provided, any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or other contract or agreement of the Company and its affiliated companies through the Date of Termination; and

(g) full vesting of all Executive’s outstanding Equity Incentive Compensation awards (for the avoidance of doubt, the vesting provided in this Section 3(g) shall be in addition to, and not in lieu of, the change in control vesting provided under the Company’s stock and incentive plans or award agreements issued thereunder).

The Company shall not be required to make the payments and provide the benefits specified in this Section 3 unless the Executive executes and delivers to the Company an agreement releasing the Company, its affiliates and its officers, directors and employees from all liability (other than the payments and benefits under this Agreement) in the form attached hereto as Exhibit A (the “RELEASE”). The Release shall be provided to the Executive no later than two (2) days after the Date of Termination, must be executed by the Executive and become effective and not be revoked by the Executive by the 55th day following the Date of Termination.

Subject to the Release becoming effective as provided above, the payments and benefits provided in Section 3 shall be paid within sixty (60) days of the Date of Termination.

4. Limitation on Payments by the Company.

(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that (i) any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise) (the “PAYMENTS”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “EXCISE TAX”), and (ii) the reduction of the amounts payable to Executive under this Agreement to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the “SAFE HARBOR CAP”) would provide the Executive with a greater after tax amount than if such amounts were not reduced, then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the Safe Harbor Cap.  The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the benefits under Section 3(e), then reducing the cash payments under Section 3(a), (b), (c) and (d), and then reducing the accelerated vesting under Section 3(g) (first by not vesting equity awards that are not Section 409A “deferred compensation” and then by not vesting equity awards that are Section 409A “deferred compensation”).  For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced.  If the reduction of the amounts payable hereunder would not result in a greater after tax result to Executive, no amounts payable under this Agreement shall be reduced pursuant to this provision.

(b) All determinations required to be made under this Section 4 shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the “ACCOUNTING FIRM”) which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company.  Notwithstanding the foregoing, in the event (i) the Board shall determine prior to the Change in Control that the Accounting Firm is precluded from performing such services under applicable auditor independence rules or (ii) the Audit Committee of the Board determines that it does not want the Accounting Firm to perform such services because of auditor independence concerns or (iii) the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Board shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  If payments are reduced to the Safe Harbor Cap, the Accounting Firm shall provide a reasonable opinion to Executive that he or she is not required to report any Excise Tax on his or her federal income tax return.  All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company.  If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty.  In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect.  The determination by the Accounting Firm shall be binding upon the Company and Executive (except as provided in paragraph (c) below).

(c) If it is established pursuant to a final determination of a court or the Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that Payments have been made to, or provided for the benefit of, Executive by the Company, which are in excess of the limitations provided in this Section 4 (hereinafter referred to as an “EXCESS PAYMENT”), such Excess Payment shall be deemed for all purposes to be a loan to Executive made on the date Executive received the Excess Payment and Executive shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Executive’s receipt of such Excess Payment until the date of such repayment.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Payments which will not have been made by the Company should have been made (an “UNDERPAYMENT”), consistent with the calculations required to be made under this Section 4.  In the event that it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS or (ii) pursuant to a determination by a court, that an Underpayment has occurred, the Company shall pay an amount equal to such Underpayment to Executive within ten (10) days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to Executive until the date of payment.  Executive shall cooperate, to the extent his or her expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax or the determination of the Excess Payment.  Notwithstanding the foregoing, in the event that amounts payable under this Agreement were reduced pursuant to Section 4(a) and the value of stock options is subsequently redetermined by the Accounting Firm (as defined below) within the context of Treasury Regulation §1.280G-1 Q/A 33 that reduces the value of the Payments attributable to such options, the Company shall promptly pay to Executive any amounts payable under this Agreement that were not previously paid solely as a result of Section 4(a) up to the Safe Harbor Cap.

5. Withholding Taxes.  The Company may withhold from all payments due to the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

6. Reimbursement of Expenses.  If any contest or dispute shall arise under this Agreement involving termination of a Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive on a current basis (as incurred) for all reasonable expenses, including reasonable attorney’s fees, the Executive incurs as a result of any controversy or claim between the Executive and the Company relating to this Agreement regardless of the result thereof; provided, however, that the Executive shall be required to repay immediately any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by the Executive was frivolous or advanced by the Executive in bad faith.

7. Scope of Agreement.  Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its Subsidiaries, and if a Executive’s employment with the Company shall terminate prior to a Change in Control, the Executive shall have no further rights under this Agreement (except as otherwise provided hereunder); provided, however, that any termination of a Executive’s employment during the Termination Period shall be subject to all of the provisions of this Agreement.

8. Successors; Binding Agreement.

(a) This Agreement shall not be terminated by any Business Combination.  In the event of any Business Combination, the provisions of this Agreement shall be binding upon the Surviving Corporation, and such Surviving Corporation shall be treated as the Company hereunder.

(b) The Company agrees that in connection with any Business Combination, it will cause any successor entity to the Company unconditionally to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption prior to the effectiveness of any such Business Combination that constitutes a Change in Control, shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive’s employment were terminated following a Change in Control by reason of a Qualifying Termination.  For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by an Executive.

(c) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive’s estate.

9. Notice.  (a)  For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Executive:  the address listed as the Executive’s address in the Company’s personnel files.

If to the Company:

Southern Union Company
Attention: Secretary
5444 Westheimer Road
Houston, TX 77056-5306

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(b) A written notice of the Date of Termination by the Company or the Executive (“NOTICE OF TERMINATION”), as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than fifteen (15) nor more than sixty (60) days after the giving of such notice).  The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

10. Full Settlement.  The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder (i) shall be in lieu of and in full settlement of all other severance payments to the Executive under any other severance or employment agreement between the Executive and the Company, and any severance plan of the Company, provided, however, this Agreement shall not waive any other rights or benefits provided by the Company to the Executive as of the date hereof, including without limitation, the change in control vesting provided under the Company’s stock and incentive plans or award agreements issued thereunder, and (ii) shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

11. Employment with Subsidiaries.  Employment with the Company for purposes of this Agreement shall include employment with any Subsidiary.

12. Survival.  The respective obligations and benefits afforded to the Company and the Executive as provided in Sections 3 (to the extent that payments or benefits are owed as a result of a termination of employment that occurs during the term of this Agreement), 4, 5, 6, 8(c) and 10 shall survive the termination of this Agreement.

13. GOVERNING LAW; VALIDITY.  THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAWS.  THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

14. Jurisdiction and Choice of Forum. The Executive and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in Houston, Texas (Harris County) over any dispute or controversy involving this Agreement.  Both the Executive and the Company (i) acknowledge that the forum stated in this Section 14 has a reasonable relation to this Agreement and to the relationship between the Executive and the Company and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (ii) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 14 in the forum stated in this Section 14, (iii) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 14 and (iv) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on the Executive and the Company.  However, nothing in this Agreement precludes the Executive or the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of this Section 14.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

16. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including without limitation, the right of the Executive to terminate employment for Good Reason (subject to the limitation in the lead in of Section 1(i)) or the Company’s right to terminate the Executive for Cause (subject to the limitation in the last sentence of Section 1(d)), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.  Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

17. Section 409A.

(a) To extent the Executive would otherwise be entitled to any payment that under this Agreement, or any plan or arrangement of the Company or its affiliates, constitutes “deferred compensation” subject to Section 409A of the Code (“SECTION 409A”) and that if paid during the six months beginning on the Date of Termination would be subject to the Section 409A additional tax because the Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), the payment will be paid to the Executive on the earlier of the six-month anniversary of the Date of Termination or Executive’s death.  Similarly, to the extent the Executive would otherwise be entitled to any benefit (other than a payment) during the six months beginning on the Date of Termination that would be subject to the Section 409A additional tax, the benefit will be delayed and will begin being provided on the earlier of the six-month anniversary of the Date of Termination or the Executive’s death.  In addition, any payment or benefit due upon the Date of Termination that represents a “deferral of compensation” within the meaning of Section 409A shall be paid or provided to the Executive only upon a “separation from service” as defined in Treas. Reg. § 1.409A-1(h).  Each severance payment made under this Agreement shall be deemed to be separate payments, amounts payable under Section 3 of this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulations Section 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulations Sections 1.409A-1 through A-6.

(b) Notwithstanding anything to the contrary in this Agreement or elsewhere, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Final Treasury Regulations Section 1.409A-1(b)(9)(v)(A) or (C) (certain “reimbursements”) shall be paid or provided to the Executive only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the Executive’s second taxable year following the Executive’s taxable year in which the “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the Executive’s third taxable year following the taxable year in which the Executive’s “separation from service” occurs.  Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any life-time or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement as of the day and year first above written.

Southern Union Company

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Name:____________________________

Title:_____________________________

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[EXECUTIVE]